Exhibit 99.1

NEWS RELEASE

H. Patrick Dee	Christopher C. Spencer
Chief Operating Officer	Chief Financial Officer
(505) 241-7102	(505) 241-7154

FIRST STATE BANCORPORATION TO HOST CONFERENCE CALL
ON STATUS OF SECOND QUARTER 2004

     Albuquerque, NM—June 18, 2004—First State Bancorporation (“First State”) (NASDAQ:FSNM) announced today that it will hold a conference call to discuss certain non-recurring charges in the second quarter totaling $415,000 or approximately $.034 per share, restructuring of the Mortgage Lending Division, and slightly lower than expected loan growth. The call will take place on Monday, June 21, 2004 at 11:00 a.m. Mountain Time, 1:00 p.m. Eastern Time.

     To listen to the call, visit www.fsbnm.com, Investor Relations.

     The conference call will be available for replay beginning June 21, 2004 through July 2, 2004 at www.fsbnm.com, Investor Relations.

     Anyone unable to participate on the website should contact Valerie Pagliaro at (505) 241-7388 for further information.

     First State Bancorporation is a New Mexico based commercial bank holding company that provides services to customers from a total of 30 branches located in New Mexico, Colorado, and Utah. On Thursday, June 17, 2004, First State’s stock closed at $31.89 per share.